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                                                                    EXHIBIT 10.2

                            NEOSE TECHNOLOGIES, INC.

                           2004 EQUITY INCENTIVE PLAN

                         RESTRICTED STOCK UNIT AGREEMENT

      1. Grant of Restricted Stock Units. Neose Technologies, Inc. (the "Company") hereby grants to _________________ (the "Grantee") an award of _________ restricted stock units (the "RSUs"), effective as of
___________________ (the "Date of Grant"), subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (the "Agreement"), and in all respects subject to the terms and provisions of the Neose Technologies, Inc. 2004 Equity Incentive Plan (the "Plan") applicable to Restricted Stock Units. Each RSU is equivalent in value to one share of Common Stock and, subject to Sections 2 and 6 below, entitles the Grantee to receive from the Company one share of Common Stock. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

      2. Vesting and Forfeiture of RSUs. Twenty-five percent of the RSUs shall become fully vested on the [last day of each of the third, sixth, ninth and twelfth months ending after the Date of Grant], so long as the Grantee remains in continuous Service to the Company through the applicable date; provided, however that, if, before all of the RSUs are vested, the Company terminates the Grantee's Service other than for Cause (as defined below) or a Change in Control occurs, then 100% of the RSUs shall become fully vested immediately upon such termination or Change in Control, as applicable. If, prior to the vesting of all of the RSUs, the Grantee's Service terminates for any reason other than a termination by the Company without Cause, then the Grantee will immediately forfeit any unvested RSUs upon that termination of Service. For purposes of this Agreement, "Cause" means fraud, embezzlement, or any other serious criminal conduct that adversely affects the Company committed intentionally by the Grantee in connection with his or her employment or the performance of his or her duties as an officer or director of the Company or the Grantee's conviction of, or plea of guilty or nolo contendere to, any felony.

      3. Book Accounts. An unfunded bookkeeping account (the "Account") has been established to reflect the grant of the RSUs to the Grantee. The Account shall be maintained by the Committee. The RSUs are credited to the Account as of the Date of Grant and dividends or other distributions paid with respect to the shares of Common Stock underlying the RSUs shall be credited to the Account and reinvested in RSUs based on the Fair Market Value at that time. All shares of Common Stock distributed to the Grantee pursuant to the Plan and this Agreement shall be debited from the Grantee's Account.

      4. Rights as Stockholder. The Grantee shall not have voting or any other rights as a stockholder of the Company with respect to the RSUs.

      5. Delivery of Shares. Subject to Section 2 above and Sections 7 and 13 below, stock certificates (the "Certificates") evidencing the conversion of vested RSUs into shares of Common Stock will be issued to the Grantee and registered in the Grantee's name as soon as practicable following the earliest to occur of (i) the date which is 18 months after the
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Date of Grant, (ii) the date which is six months following the Grantee's separation of service from the Company within the meaning of Section 409A(a)(2)(i) of the Internal Revenue Code, and (iii) a Section 409A Change in Ownership, as defined below. For purposes of this Agreement, a "Section 409A Change in Ownership" occurs upon the occurrence of any of the following: (a) a change in the ownership of the Company, as defined in Q&A 12 of IRS Notice 2005-1, (b) a change in effective control of the Company, as defined in Q&A 13 of IRS Notice 2005-1, or (c) a change in the ownership of a substantial portion of the assets of the Company, as defined in Q&A 14 of IRS Notice 2005-1. Any Certificate distributed pursuant to this Section 5 shall contain any legend as may be required under the Plan and/or applicable law.

      6. Adjustments. If the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of shares of the Common Stock shall be increased through the payment of a stock dividend or other similar event, then, there shall be substituted for or added to each RSU, the number and kind of RSUs, shares of stock or other securities as is appropriate to reflect that event as determined by the Committee in its discretion, subject to Section 3 above and subject to compliance with applicable laws.

      7. Withholding of Taxes. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to the Grantee any taxes required to be withheld by federal, state or local law as a result of the settlement of any RSU pursuant to Section 5 of this Agreement. If the amount of any consideration payable to the Grantee is insufficient to pay such taxes or if no consideration is payable to the Grantee, then upon the request of the Company, the Grantee (or such other person entitled to receive shares upon settlement of the RSUs) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements the Company may incur as a result of the settlement of the RSUs. Unless otherwise determined by the Board, the minimum required withholding obligation arising in connection with the settlement of the RSUs may, upon the Grantee's request, be settled with shares, including shares that would otherwise be payable to the Grantee in connection with the settlement of the RSUs.

      8. Conformity with Plan. This Agreement is subject to, and the Grantee and the Company agree to be bound by, all of the terms and conditions of the Plan as it may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is attached hereto and a copy will be available for inspection during business hours by the Grantee or the persons entitled to receive settlement of the Grantee's RSUs at the Company's principal office.

      9. NO GUARANTEE OF EMPLOYMENT. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR, IN EACH CASE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RSUS HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES
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AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE
VESTING PROVISIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE GRANTEE'S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

      10. Amendment or Substitution of RSUs. The terms of the RSUs may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate; provided that, except as otherwise provided in Section 12 of the Plan or as required to ensure compliance with applicable laws, including without limitation compliance with Section 409A of the Internal Revenue Code and any regulations and other guidance issued by the Internal Revenue Service thereunder ("Section 409A of the Code"), no such amendment shall adversely affect in a material manner any of the Grantee's rights under the award without the Grantee's written consent.

      11. Unfunded Status of Plan. The Plan is an unfunded arrangement. Any amounts payable under the Plan and this Agreement will be paid from the general assets of the Company. Any person entitled to a payment under the Plan or this Agreement will have the rights of a general creditor of the Company and will not have a claim to any particular asset of the Company.

      12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      13. Restrictions/Legal Compliance. Shares will not be distributed to the Grantee pursuant to Section 5 if the issuance of those shares would constitute a violation of any applicable law, including without limitation any securities laws and Section 409A of the Code. In addition, notwithstanding anything in this Agreement to the contrary, if shares would otherwise be deliverable pursuant to
Section 5 on a date on which trading in such shares would be prohibited by applicable securities laws, or by any Company insider trading policy intended to facilitate compliance with such laws, then delivery of the shares will be delayed until the earliest date on which trading is permitted under those laws and the terms of any such policy. The Company may also condition the distribution of shares of Common Stock upon the Grantee's execution and delivery of any further documents or instruments deemed necessary or desirable by the Committee, including any representations and warranties. The Company shall not be required to transfer on its books any shares that have been sold or otherwise transferred in violation of the Securities Act of 1933, as amended (the "Securities Act") or any other laws or the provisions of this Agreement. The Grantee represents that the Grantee will be acquiring shares of Common Stock for the Grantee's own account and not on behalf of others. The Grantee understands and acknowledges that federal, state and foreign securities laws govern and restrict the Grantee's right to offer, sell or otherwise dispose of shares of Common Stock issued hereunder unless such offer, sale or other disposition thereof is registered under the Securities
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Act and state or foreign securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. The Grantee agrees that the Grantee will not offer, sell or otherwise dispose of any shares of Common Stock in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any state or other federal law, or (iii) violate any agreement between the Grantee and the Company, including this Agreement.

      14. Entire Agreement; Governing Law. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Grantee and the Company with respect to the subject matter hereof. This Agreement is governed by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws.

      15. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan or this Agreement shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to the Grantee will be delivered personally or addressed to the Grantee at the address given beneath the Grantee's signature on this Agreement, or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties on this ___ day of __________, 20__.

NEOSE TECHNOLOGIES, INC.

By: ________________________

Title: _______________________
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                        CERTIFICATION AND ACKNOWLEDGMENT
                         OF RESTRICTED STOCK UNIT GRANT
                                      UNDER
                    NEOSE TECHNOLOGIES, INC. 2004 EQUITY PLAN

The Grantee hereby acknowledges receipt of the Restricted Stock Unit Agreement dated ___________ ("Agreement"), and the Neose Technologies, Inc. 2004 Equity Plan ("Plan"), a copy of which is attached to the Agreement, and certifies and represents that he or she has read and is familiar with the terms and provisions of the Agreement and Plan, and hereby accepts the RSUs subject to all of the terms and provisions of the Plan and Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee concerning the Plan and the Agreement.

                                        Signature: _____________________________
                                        Name:      <<FirstName>><<LastName>>

Date: ________________, 2005

Please return this certification to the HR Department within 10 days of receipt.